Exhibit 99.2
For Immediate Release
RALCORP BOARD OF DIRECTORS AGREES IN PRINCIPLE TO SEPARATE
RALCORP AND POST FOODS IN A TAX-FREE SPIN-OFF TO RALCORP SHAREHOLDERS
Transaction to Create Two Pure Play Public Companies — Ralcorp and Post Foods
William P. Stiritz to be Chairman of Post Foods
J. Patrick Mulcahy Appointed Vice Chairman of Ralcorp Board;
Mulcahy to Become Chairman of Ralcorp After Separation
ST. LOUIS, July 14, 2011 — Ralcorp Holdings, Inc. (NYSE: RAH) today announced that its Board of Directors has unanimously agreed in principle to separate Ralcorp and Post Foods in a tax-free spin-off to Ralcorp shareholders. The Company expects to complete the separation in approximately four to six months, following the receipt of an Internal Revenue Service tax ruling and/or satisfactory legal opinion as to the tax-free nature of the transaction, final approval by the Ralcorp Board of Directors and other customary conditions. The transaction does not require approval from Ralcorp shareholders. Following completion of the transaction, Ralcorp will continue to trade on the New York Stock Exchange (NYSE: RAH) and Post Foods is also expected to be listed on the NYSE.
As part of the separation, Post Foods will issue between $1.1 to $1.2 billion of debt with the net cash proceeds of approximately $1 billion going to Ralcorp. Ralcorp’s Board of Directors intends to use these proceeds to reduce debt, aggressively pursue private brand acquisitions and pursue additional share repurchases under the Company’s remaining share repurchase authorization of approximately five million shares.
“The Board has been carefully evaluating tax-free separation alternatives for some time,” said William P. Stiritz, Chairman of Ralcorp. “We firmly believe the separation of Post Foods from Ralcorp by way of a tax-free spin-off will unlock significant value for our shareholders. As independent companies, both Ralcorp and Post Foods will be better positioned to focus on strategies specific to their particular businesses, thereby improving the opportunities to deliver increasing shareholder value.”
Mr. Stiritz continued, “I am excited to have the opportunity to lead the Board of Post Foods as an independent public company, and believe that the focus and accountability of being a standalone branded public company will lead to the business generating better results. The margin and cash flow profile of Post Foods is quite different than Ralcorp’s private brand business, and there are many unique development opportunities for this business. Furthermore, I am proud of what the management team of Ralcorp has accomplished during my 17 years of being Chairman, and I’m confident they will continue to drive superior shareholder value.”
J. Patrick Mulcahy, Vice Chairman of the Ralcorp Board, said, “Given Bill’s prior success in conducting spin-offs and leading several new public companies, I am confident that Post Foods will have a great future. I look forward to becoming Chairman of Ralcorp upon completion of the separation and believe Ralcorp will continue to extend its leadership position in private brand foods. Furthermore, I am confident that, given the enhanced balance sheet that Ralcorp will have as a result of the separation of Post Foods, its acquisition prospects will be greater and that it will also be better able to selectively buy back stock for the benefit of its shareholders.”

Upon completion of the transaction, Ralcorp shareholders will hold shares of two standalone, publicly traded companies, including:1
Ralcorp — The leading producer of private brand foods and a major producer of foodservice products.
Ralcorp is a leader in large private brand categories and has a strong track record of consistent growth and significant shareholder value creation. Private brand net sales, private brand segment profit and private brand adjusted EBITDA were $3.5 billion, $390 million and $475 million, respectively, for the twelve months ended March 31, 2011. The corresponding five-year growth rates were 15%, 20% and 20%, respectively, through March 31, 2011.
Ralcorp’s go-forward strategic plan will focus on:
•	Enhancing its position as a growth through acquisition private brand leader with a diverse product, customer and input array.
–	Ralcorp’s categories have annual retail sales of $41 billion.

–	Ralcorp is the nation’s largest private brand manufacturer in 12 categories — these categories have aggregate annual sales of $26 billion.
•	Dedicating itself to operating low-cost, efficient and safe manufacturing facilities. For example:
–	Ralcorp’s recently announced accelerated cost reduction program is expected to result in an additional $80 to $100 million in operating profit in total over the fiscal years 2012-2014.

–	Additional capital of $115 to $135 million will be required to complete these projects.
•	Continuing to identify attractive and affordable acquisition opportunities while maintaining conservative financial policies.
–	Ralcorp has completed 24 private brand acquisitions since 1997, totaling over $2.5 billion in combined annual sales.
•	Delivering superior total shareholder returns.
–	Ralcorp has delivered total shareholder returns of 404% over the 10 years ended July 13, 2011, and 111% over the five years ended July 13, 2011.
Post Foods — The third largest branded ready-to-eat cereal manufacturer in the U.S. with iconic brands such as Honey Bunches of Oats, Pebbles, Post Great Grains, Post Shredded Wheat, Grape-Nuts and Post Raisin Bran. Post Foods operates in the $9 billion ready-to-eat (RTE) cereal category which is a high-margin, destination category for retailers. Post Foods had net sales of $958 million in the trailing twelve months ended March 31, 2011. Post Foods’ segment profit and adjusted EBITDA were $223 million and $280 million for the same period.
Post Foods’ go-forward strategic plan will focus on:
•	Growing Post Foods’ most important brands, particularly Honey Bunches of Oats (HBO).
–	HBO was launched in 1989 and has over $380 million in annual sales, making it the number three cereal brand in the category.
•	Maintaining best in class adjusted EBITDA margins and free cash flow profile.

•	Improving innovation.
–	Extending Post Foods’ valuable portfolio of brands into adjacent categories will allow for growth beyond RTE cereal. For example, the introduction of Pebbles Treats this year (which was Post Foods’ first product outside of the RTE cereal category) leveraged the Pebbles brand.

[1]	A reconciliation of Non-GAAP financial measures is included in a table at the end of the press release.

•	Continuing to grow Post Foods’ presence among Hispanic consumers.
–	HBO and Pebbles are two of the top 10 best selling RTE cereal products among Hispanic consumers.
The separation is also intended to benefit each of Ralcorp and Post Foods by permitting each company to develop a capital structure appropriate for its business, and by creating two separate equity currencies that are expected to be more valuable, enabling the companies to better incentivize their respective management teams and enhancing their ability to make acquisitions using stock consideration, if appropriate.
Ralcorp and Post Foods Leadership
Upon completion of the separation, Mr. Stiritz will serve as Chairman of Post Foods and Mr. Mulcahy, who has been appointed Vice Chairman of Ralcorp, will serve as Chairman of Ralcorp. The Company will provide further detail about the Board structure of Ralcorp and Post Foods at a later date.
The Company also announced the following management roles:
•	Dave Skarie, Co-CEO and President of Ralcorp, will retire from Ralcorp effective December 31, 2011. In the interim period, Mr. Skarie will be responsible for leading the separation of Post Foods from Ralcorp.

•	Kevin Hunt, Co-CEO and President of Ralcorp, will assume the role of CEO and President of Ralcorp upon completion of the separation.

•	Ron Wilkinson, Corporate VP and President, Ralcorp Cereal Products, will continue as Corporate VP and President of Ralston Foods and Bloomfield Bakers after the separation. In addition, Mr. Wilkinson will work with Mr. Skarie on the separation of Post Foods and he will lead the ongoing transitional relationship between the two companies. After the separation, Mr. Wilkinson will report to Mr. Hunt.
Mr. Stiritz commented, “Dave Skarie’s leadership was critical to the creation of Ralcorp as a free-standing company in 1994. Since that time, Dave’s contributions have been key elements in the Company’s success and the development of a strong management team. I look forward to working with Dave on the transformation of Post Foods into an independent company. On behalf of Ralcorp’s Board of Directors, I want to thank Dave on his many contributions and for a great career at Ralcorp. We wish him and his family all the best in his retirement.”
In addition, the Ralcorp Board has established a search committee focused on identifying potential candidates to serve as CEO of Post Foods upon completion of the separation.
Credit Suisse Securities (USA) LLC is acting as financial adviser, and Wachtell, Lipton, Rosen & Katz and Bryan Cave LLP are serving as legal counsel, to Ralcorp.
The Company also announced today preliminary earnings for the third quarter and updated guidance for 2011. On August 9, 2011, the Company will announce full results for the quarter ended June 30, 2011, and Ralcorp management will host a conference call with the financial community to provide further information on the quarterly results as well as the separation of Ralcorp and Post Foods. A live webcast will also be available by visiting the Investor Relations section of the Company’s website at www.ralcorp.com.

William P. Stiritz
William P. Stiritz has been Chairman of the Board of Ralcorp since 1994. He served as Chairman of the Board of Ralston Purina Company from 1994 to 2007. Mr. Stiritz served as President and Chief Executive Officer of Ralston Purina from 1981 to 1997. He served as Chairman and Chairman Emeritus of Energizer Holdings from 2000 to 2008 and Chairman and Chief Executive Officer of Agribrands International from 1998 to 2001. Ralcorp, Energizer and Agribrands were all spun off from Ralston Purina. Mr. Stiritz has served on numerous Boards of Directors including: Ball Corporation, Federated Department Stores, Vail Resorts, Interstate Bakeries, May Department Stores, Reinsurance Group of America, American Freightways, Angelica Corp, SC Johnson, BFGoodrich Tires, Boatmen’s Bancshares and Macy’s.
J. Patrick Mulcahy
J. Patrick Mulcahy has been a member of Ralcorp’s Board of Directors since 2007. Mr. Mulcahy also serves as the Chairman of the Board of Energizer Holdings. He has been a Director of Hanesbrands since 2006 and Lead Director since 2008. Mr. Mulcahy served as a Director of Solutia from 1999 to 2009. He served as Vice Chairman of Energizer from 2005 to 2007 and Chief Executive Officer from 2000 to 2005. Previously, Mr. Mulcahy served as Co-Chief Executive Officer and Co-President of Ralston Purina Company.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions, changes in actual or forecasted cash flows, competitive pressures, future sales volume, significant increases in the costs of certain commodities, timely implementation of price increases, successful execution of cost saving strategies, changes in tax laws, integration risks associated with the recent acquisitions, changes in weighted average shares for diluted EPS, increases in transportation costs, and other financial, operational and legal risks and uncertainties detailed from time to time in the company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.
About Ralcorp Holdings, Inc.
Ralcorp produces Post branded cereals, a variety of value brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen dough; and dry pasta. For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.

RALCORP HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
(Millions)

	Twelve Months Ended March 31,
	2007	2008	2009	2010	2011
Total Net Sales	$1,989.2	$2,484.0	$3,446.8	$3,934.1	$4,437.5
Less: Branded Cereal Products (Post Foods) Net Sales	—	—	(716.2)	(1,041.4)	(957.9)

Total Private Brand Net Sales	$1,989.2	$2,484.0	$2,730.6	$2,892.7	$3,479.6

Earnings before Income Taxes and Equity Earnings	$65.2	$142.2	$330.9	$407.6	$376.4
Interest expense, net	34.2	46.0	82.0	99.5	126.9
Amounts related to plant closures	0.1	2.3	0.6	1.0	2.1
Merger and integration costs	—	—	46.2	22.2	28.3
Impairment of intangible assets	—	—	—	20.5	19.4
Provision for legal settlement	—	—	—	—	10.0
Adjustment for economic hedges	—	—	—	—	(10.8)
(Gain) loss on forward sale contracts and sale of securities	56.9	(27.1)	(114.5)	(30.3)	—
Stock-based compensation expenses	6.3	10.8	12.5	15.9	16.3
Other unallocated corporate expenses	23.5	23.3	25.3	39.2	44.9

Total Segment Profit	$186.2	$197.5	$383.0	$575.6	$613.5
Less: Branded Cereal Products (Post Foods) Segment Profit	—	—	(152.0)	(246.0)	(223.1)

Total Private Brand Segment Profit	$186.2	$197.5	$231.0	$329.6	$390.4

Net Earnings	52.8	104.7	222.6	268.6	249.5
Interest expense, net	34.2	46.0	82.0	99.5	126.9
Income taxes	20.5	47.6	121.3	145.9	126.9
Depreciation and amortization	69.9	90.6	128.7	148.0	202.4
Amounts related to plant closures	0.1	2.3	0.6	1.0	2.1
Merger and integration costs	—	—	46.2	22.2	28.3
Impairment of intangible assets	—	—	—	20.5	19.4
Provision for legal settlement	—	—	—	—	10.0
Adjustments for economic hedges	—	—	—	—	(10.8)
(Gain) loss on forward sale contracts and sale of securities	56.9	(27.1)	(114.5)	(30.3)	—
Equity in earnings of Vail Resorts, Inc., net of tax	(8.1)	(10.1)	(13.0)	(6.9)	—

Adjusted EBITDA	$226.3	$254.0	$473.9	$668.5	$754.7
Less: Branded Cereal Products (Post Foods) Adjusted EBITDA	—	—	(190.9)	(294.9)	(280.2)

Total Private Brand Adjusted EBITDA	$226.3	$254.0	$283.0	$373.6	$474.5

Branded Cereal Products (Post Foods) Segment Profit	$—	$—	$152.0	$246.0	$223.1
Branded Cereal Products (Post Foods) Depreciation and Amortization	—	—	38.9	48.9	57.1

Branded Cereal Products (Post Foods) Adjusted EBITDA	$—	$—	$190.9	$294.9	$280.2

Private Brand Net Sales, Private Brand Segment Profit, Private Brand Adjusted EBITDA, and Branded Cereal Products (Post Foods) Adjusted EBITDA are non-GAAP financial measures. These measures do not comply with accounting principles generally accepted in the United States, or GAAP, because they are adjusted to exclude (include) certain cash and non-cash income and expenses that would otherwise be included in (excluded from) the most directly comparable GAAP measure in the statement of earnings. These non-GAAP financial measures, which are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the methods of calculation, should not be considered an alternative to, or more meaningful than, related measures determined in accordance with GAAP. The presentation of the Private Brand measures is intended to enhance investors’ understanding of Ralcorp’s results of operations without the impact of the Post Foods business. The presentation of the Adjusted EBITDA measures allows investors to compare operating performance on a consistent basis across periods by removing the effects of capital structure (such as varying levels of interest expense), items largely outside the control of the management team (such as income taxes), asset base (such as depreciation, amortization, and impairments), derivatives accounting that is not representative of the economic effect of hedges, amounts related to significant legal settlements, and items related to acquisition and disposal activity (such as merger and integration costs and amounts related to plant closures).

Contact:
Matt Pudlowski
Director, Business Development
(314) 877-7091